SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     _______________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 18, 1999
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                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


    Delaware                        0-25691                     13-4051921
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(State or Other                  (Commission                 (IRS Employer
Jurisdiction of                  File Number)              Identification No.)
 Incorporation)


110 East 59th Street, New York, New York                               10022
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(Address of Principal Executive Offices)                            (Zip Code)

        Registrant's Telephone Number, including area code (212) 906-8440
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.
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     (A) On  July  18  1999,  NTL  Incorporated  ("NTL")  announced  that it had acquired certain broadband cable franchises from British Telecommunications plc ("BT"). The franchises are located in Westminster and Milton Keynes and cover a total of approximately 210,000 homes, approximately 189,000 of which are passed by broadband networks. The acquisitions increase NTL's total franchise homes in the UK and Ireland to more than 5.8 million homes.

     NTL expects to invest approximately 15 million pounds sterling to upgrade the networks for digital cable, interactive services and high speed Internet access. In addition, NTL will pay BT 5 million pounds sterling on closing and up to 14 million pounds sterling on completion of the upgrade of the Westminster network. Thereafter, NTL will lease the networks from BT on a long term basis for an annual lease payment of approximately 3.9 million pounds sterling.


     (B) On July 26, 1999, NTL, with the support of France Telecom, agreed to acquire the consumer cable telephone, internet and television operations of CWC ConsumerCo. NTL proposes to acquire CWC ConsumerCo for 54.4 million new shares of NTL common stock and 2.85 billion pounds sterling in cash representing approximately 6.3 billion pounds sterling in total equity consideration. NTL will also assume approximately 1.9 billion pounds sterling of CWC's net debt, plus operational adjustments prior to closing.

     NTL and France Telecom also announced on July 26, 1999, that France Telecom has agreed to invest a total of $5.5 billion in NTL, which includes an initial investment of $1 billion previously announced on July 15, 1999. Under the terms of the France Telecom investment, France Telecom will invest $2.75 billion in NTL common equity issued at $92.50 per share and $2.75 billion of convertible preferred stock with 5% dividend and a conversion price of $125 per share. The France Telecom investment will finance the cash portion of the consideration for NTL's acquisition of CWC ConsumerCo and strengthen NTL's balance sheet. Through this investment, France Telecom will become NTL's largest shareholder with up to 25% of the company's fully diluted share capital.

Item 7.  Financial Statements and Exhibits
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         Exhibits

  99.1   Press release, issued July 18, 1999

  99.2   Press release, issued July 26, 1999

                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             NTL INCORPORATED
                                               (Registrant)


                                             By: /s/ Richard J. Lubasch
                                             ---------------------------------
                                             Name:   Richard J. Lubasch
                                             Title:  Executive Vice President-
                                                       General Counsel


Dated: July 26, 1999

                                  EXHIBIT INDEX
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Exhibit                                                                  Page
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   99.1   Press release, issued July 18, 1999

   99.2   Press release, issued July 26, 1999